UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2012

Electro Rent Corporation

(Exact Name of Registrant as Specified in Charter)

California	0-9061	95-2412961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Sepulveda Boulevard, Van Nuys, CA	91411-2501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 787-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2012, Electro Rent Corporation (“Electro Rent”) entered into a fifth amendment to commercial credit agreement (“Credit Agreement Amendment”) with Union Bank, N.A. (“Union Bank”). The Credit Agreement Amendment amends the commercial credit agreement between Electro Rent and Union Bank dated September 29, 2008 (the “Commercial Credit Agreement”), pursuant to which Union Bank provides a revolving line of credit to Electro Rent.

The Credit Agreement Amendment amends the Commercial Credit Agreement by:

•	increasing the permitted maximum aggregate outstanding principal amount under the Commercial Credit Agreement from $10,000,000 to $25,000,000;

•	increasing the letter of credit sublimits from $5,000,000 to $10,000,000;

•	extending the term and maturity date of the Commercial Credit Agreement from October 1, 2012 to October 1, 2015;

•	amending the interest rate provisions in the loan agreement such that the margin on loans bearing interest at the reference rate is decreased by 0.25% and the margin on loans bearing interest at the LIBOR rate is decreased by 0.25%;

•	amending the quick ratio financial covenant in the Commercial Credit Agreement by adding the aggregate principal amount available to be borrowed under the revolving loan to assets and the aggregate outstanding principal amounts of the revolving loan to the calculation of current liabilities and reducing the required minimum quick ratio to 0.60 to 1.00 for all periods ending after February 29, 2012; and

•	amending the minimum tangible net worth financial covenant in the Commercial Credit Agreement such that we covenant that our tangible net worth will not be less than $200 million at the close of the fiscal quarter ending February 29, 2012, subject to increases for future quarters as follows: (a) effective at the close of the fiscal year ending on May 31, 2012, the tangible net worth minimum will equal the sum of (x) $200,000,000 plus (y) 25% of our consolidated net profit after taxes for such previous fiscal year plus (z) 100% of any net equity proceeds we raise after November 30, 2011 of such fiscal year; and (b) effective at the close of each fiscal quarter ending during each fiscal year thereafter, the tangible net worth minimum will equal the sum of (x) the minimum tangible net worth required hereunder with respect to the prior fiscal year plus (y) 25% of our consolidated net profit after taxes for such previous fiscal year plus (z) 100% of any net equity proceeds we raise during such fiscal year.

In addition, we paid Union Bank a commitment fee of $10,000 in connection with our entry into the Credit Agreement Amendment and agreed to pay future commitment fees of $25,000 on each of October 2, 2012, October 2, 2013 and October 2, 2014 for the succeeding one year periods.

Electro Rent currently does not have any loan balance under the Commercial Credit Agreement, as amended.

The Credit Agreement Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, above, is incorporated herein by reference as if fully set forth herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Fifth Amendment to Commercial Credit Agreement dated February 3, 2012.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electro Rent Corporation

Date: February 9, 2012	By:	/s/ Craig R. Jones
Craig R. Jones Vice President and Chief Financial Officer

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